Exhibit 32
Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Hampden Bancorp, Inc. (the “Company”) certifies that the quarterly report on Form 10-Q of the Company for the period ended September 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2008	/s/ Thomas R. Burton
Thomas R. Burton
President and Chief Executive Officer

Date: November 13, 2008	/s/ Robert A. Massey
Robert A. Massey
Chief Financial Officer, Senior Vice President and Treasurer